EXHIBIT 10.2

March 9, 2015

STRICTLY CONFIDENTIAL

Glynn Wilson, Ph.DChairman & CEO
TapImmune, Inc.1551 Eastlake Avenue East, Suite 100Seattle, WA 98102

Dear Dr. Wilson:

               Reference is made to the exclusive engagement letter (the “Engagement Letter”), dated July 29, 2014, as amended January 10, 2015, by and between TapImmune Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive investment bank of the Company during the “Term” (as defined in the Engagement Letter).

The Company and Wainwright hereby agree to amend the exclusive Engagement Letter in order to reduce the cash fee and Wainwright Warrants issuable to Wainwright in connection with an Offering with the investor set forth on Schedule 3 hereto, closing on or before March 13, 2015.  As such, the following sentence shall be added after the last sentence of Section A(1) of the Engagement Letter:

“Notwithstanding anything herein to the contrary, solely with respect to the Offering with the investor set forth on Schedule 3 hereto, closing on or before March 13, 2015, Wainwright agrees to reduce its cash fee to from 7% to 3.5% of the gross proceeds from such Offering and to reduce the number of Wainwright Warrants from 5% to 2.5% of the aggregate number of shares of Common Stock placed in such Offering (if the Securities are convertible or include a “greenshoe” or “additional investment” option component, such shares of Common Stock underlying such Securities or options).”

Except as expressly set forth above, all of the terms and conditions of the exclusive Engagement Letter shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  Defined terms used herein but not defined herein shall have the meanings given to such terms in the exclusive Engagement Letter.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[SIGNATURE PAGE TO EA AMENDMENT FOLLOWS]

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com
Member: FINRA/SIPC

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

     Very truly yours,

      H.C. WAINWRIGHT & CO., LLC

By /s/ Mark Viklund
     Name: Mark Viklund
     Title: CEO

Accepted and Agreed:

TapImmune Inc.

By /s/ Glynn Wilson
     Name: Glynn Wilson
     Title: CEO

[Signature Page to TPIV Engagement Letter Amendment #2]

Schedule 3

Investor:           Eastern Capital Limited